Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 14, 2025, with respect to the financial statements of Sit Quality Income Fund, Sit Tax-Free Income Fund, and Sit Minnesota Tax-Free Income Fund (each a series of Sit Mutual Funds II, Inc.) and Sit U.S. Government Securities Fund, incorporated herein by reference and to the reference to our Firm under the headings “Financial Highlights” in the prospectus and “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

July 29, 2025

C-14